Exhibit 99.1

WebMediaBrands Inc. SIGNS AGREEMENT TO SELL INTERNET.COM ASSETS FOR $18 MILLION IN CASH

(New York, NY – August 10, 2009) – WebMediaBrands Inc. (Nasdaq: WEBM) announced today that it has entered into a definitive asset purchase agreement to sell its Internet.com division to QuinStreet, Inc. for an aggregate purchase price of $18 million in cash.

The Board of Directors of WebMediaBrands unanimously approved the transaction and resolved to recommend that WebMediaBrands’ stockholders approve the transaction. Completion of the transaction is subject to approval by WebMediaBrands’ stockholders and other customary closing conditions. In addition, Alan M. Meckler, WebMediaBrands’ Chairman and Chief Executive Officer, and certain other stockholders, who, with Mr. Meckler, collectively hold approximately 39.5% of WebMediaBrands’ outstanding stock, have entered into definitive support agreements with QuinStreet, Inc. to vote a total of 37% of WebMediaBrands’ outstanding stock in favor of the transaction. The transaction is not subject to a financing condition. WebMediaBrands expects the transaction to be free of taxes.

Following the completion of the sale of Internet.com, WebMediaBrands will continue to operate its online business, which consists of Mediabistro.com, Graphics.com and related job boards, online education offerings and tradeshows.

“We believe that this transaction will be beneficial to WebMediaBrands and its stockholders as it will significantly improve our balance sheet and at the same time allow us to focus on growing BtoB communities in the non-tech space” stated Mr. Meckler.

Wyrick Robbins Yates & Ponton LLP is serving as legal advisor to WebMediaBrands.

Important Additional Information Regarding the Asset Purchase Agreement will be filed with the SEC

This communication is not a solicitation of a proxy from any security holder of WebMediaBrands. In connection with the asset purchase agreement, WebMediaBrands will file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. THE PROXY STATEMENT WILL BE SENT TO WEBMEDIABRANDS STOCKHOLDERS, WHO ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE ASSET PURCHASE AGREEMENT. WebMediaBrands investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by going to WebMediaBrands’ Investors page on its corporate website at http://www.webmediabrands.com/corporate/investors.html.

WebMediaBrands and its directors and officers might be deemed to be participants in the solicitation of proxies from the stockholders of WebMediaBrands in connection with the asset purchase agreement and the proposed transaction. Information about WebMediaBrands and its directors and officers can be found in its proxy statements on Schedule 14A and annual reports on Form 10-K filed with the Securities and Exchange Commission, as well as on WebMediaBrands’ Investors page on its corporate website at http://www.webmediabrands.com/corporate/investors.html. Additional information regarding the interests of those persons may be obtained by reading the proxy statement for the proposed transaction when it becomes available.

About WebMediaBrands Inc.

WebMediaBrands Inc. (Nasdaq: WEBM, www.webmediabrands.com), headquartered in Darien, CT, is an Internet media company concentrating on BtoB communities. WebMediaBrands has two online communities: Mediabistro.com for media professionals and Graphics.com for design and creative professionals. Both communities offer job boards, marketplaces, online education offerings and events.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which WebMediaBrands competes; the unpredictability of WebMediaBrands’ future revenues, expenses, cash flows and stock price; WebMediaBrands’ ability to protect its intellectual property; the ability of the parties to satisfy the conditions to the completion of the transactions contemplated by the asset purchase agreement; the parties’ ability to meet expectations regarding the timing for completion of the transactions contemplated by the asset purchase agreement; the retention of certain key employees at WebMediaBrands; and the outcome of any legal proceedings that might be instituted against WebMediaBrands and others following the announcement of the asset purchase agreement. For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’ reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at

www.webmediabrands.com/corporate/press.html.

For information on WebMediaBrands contact:

Adrian Maynard

Director of Marketing

212-389-2005

press@webmediabrands.com